Execution Copy

SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT dated as of November 2, 2015 (this “Amendment”), is by and among INTRALINKS, INC., as Borrower (the “Borrower”), INTRALINKS HOLDINGS, INC., INTRALINKS INTERNATIONAL HOLDINGS LLC and DOCTRACKR, INC., as Guarantors (collectively, the “Guarantors” and together with the Borrower, the “Loan Parties”) and JPMORGAN CHASE BANK, N.A., as Lender (the “Lender”).
WHEREAS, the Loan Parties have entered into that certain Credit Agreement dated as of February 24, 2014 with the Lender, as amended (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions set forth therein, to make certain loans to the Borrower; and
WHEREAS, the Borrower has requested and the Lender has agreed, on the terms set forth herein, to permit the Borrower to request Letters of Credit in alternative currencies and to amend certain other provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:
1.Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
2.    Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 5 and in reliance on the representations, warranties and covenants set forth in Section 3 below, the Borrower and the Lender agree that the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto in appropriate alphabetical order:
“Dollar Amount” means (a) with regard to any Obligation or calculation denominated in dollars, the amount thereof, and (b) with regard to any Obligation or calculation denominated in any other currency (including any LC Alternative Currency), the amount of dollars which is equivalent to the amount so expressed in such currency at the Spot Rate on the relevant date of determination.
“LC Alternative Currency” means (a) Sterling, (b) Euros, (c) Singapore Dollars, (d) Australian Dollars or (e) Japanese Yen.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Economic Sanctions Laws (at the time of the Second Amendment Effective Date, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Economic Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Affiliate owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Second Amendment” means the Second Amendment to Credit Agreement dated as of November 2, 2015 by and among the Borrower, the Guarantors and the Lender.

“Second Amendment Effective Date” means the “Second Amendment Effective Date” as so specified in the Second Amendment.
“Spot Rate” means (a) with respect to Letters of Credit issued by the Lender or proceeds of Collateral received by the Lender, in each case, in a currency other than dollars, on any date, as determined by the Lender, the spot selling rate or spot exchange rate posted by Reuters on its public website for the sale of the applicable currency for dollars on such date (the “Applicable Quotation Date”); provided, that if, for any reason, no such spot selling rate or spot exchange rate is being quoted, the “Spot Rate” shall be determined by reference to such publicly available service for displaying exchange rates as may be reasonably selected by the Lender, or, in the event no such service is selected, the “Spot Rate” shall instead be the rate reasonably determined by the Lender as the spot rate of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted on the Applicable Quotation Date for the purchase by the Lender of the relevant currency with dollars for delivery two Business Days later, and (b) with respect to Eligible Accounts denominated in a currency other than dollars, or for any other purpose (other than the purposes set forth in (a) above), on any date, the spot selling rate or spot exchange rate as of such date as determined by the Borrower by reference to a publicly available currency exchange service reasonably acceptable to the Lender. For the purpose of calculating the Borrowing Base, any Eligible Account denominated in a currency other than dollars shall be converted into dollars at the Spot Rate in effect on the date on which such Eligible Account is entered into or recorded in the Borrower’s internal financial accounting system.
(b)    ARTICLE I of the Credit Agreement is hereby further amended by adding the following new Section 1.05 at the end of such Article:
“SECTION 1.05. Currency Matters. Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to the Lender, including, without limitation, the reimbursement of any LC Disbursement in respect of a Letter of Credit issued in an LC Alternative Currency, shall be payable in dollars. Without limiting the other terms of this Agreement, all calculations and determinations under this Agreement in respect of any amount in any currency other than dollars (including, without limitation, any LC Alternative Currency) shall be deemed to refer to the Dollar Amount thereof, as the case may be, and all Borrowing Base Certificates delivered under this Agreement shall express such calculations or determinations in dollars or the Dollar Amount thereof, as the case may be. Each requisite currency translation shall be based on the Spot Rate.”
(c)    Section 2.05(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(a)    General. Subject to the terms and conditions set forth herein, at any time and from time to time during the Availability Period, the Borrower, as the applicant therefor, may request the issuance of Letters of Credit for the support of the Borrower’s or its Subsidiaries’ obligations, and the Lender shall issue such Letters of Credit, each of which Letter of Credit shall be denominated in dollars or an LC Alternative Currency and shall be in a form reasonably acceptable to the Lender. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any

Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Lender shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Economic Sanctions or (B) in any manner that would result in a violation of any Economic Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Requirement of Law relating to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Second Amendment Effective Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Second Amendment Effective Date and which the Lender in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Second Amendment Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.”
(d)    Sections 2.09(b) and 2.17(b) of the Credit Agreement are hereby amended by replacing the term “spot rate of exchange” with the term “Spot Rate” in each place where the term “spot rate of exchange” appears in such Sections.
(e)    Section 6.02(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(d)    Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (b) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 210 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;”
3.    No Default; Representations and Warranties, Etc. The Loan Parties hereby represent, warrant and confirm that as of the date hereof: (a) the representations and warranties of the Loan Parties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date); (b) prior to and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance by the Loan Parties of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary corporate, partnership or limited liability action on the part of the Loan Parties, (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Loan Party or Subsidiary or any term or provision of any material indenture, agreement or other instrument binding on any Loan Party or Subsidiary or any of its assets, and (iii) do not require the consent of any Person which has not been obtained; and (d) this Amendment is the legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.
4.    Ratification, Confirmation and Acknowledgment. The Loan Parties hereby ratify and confirm all of the terms and provisions of the Credit Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect. Without limiting the generality of the foregoing, the Loan Parties hereby acknowledge and confirm that, after giving effect to the amendments to the Credit Agreement pursuant to this Amendment, the “Secured Obligations” under and as defined in the Security Agreement are valid and enforceable and are secured by and entitled to the benefits of the Security Agreement and the other Loan Documents and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of the Lender, pursuant to the Security Agreement and the other Loan Documents, as security for the Secured Obligations.
5.    Certain Conditions to this Amendment. This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which the Lender shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include telecopy or electronic mail transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.
6.    Miscellaneous.
(a)    Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Credit Agreement or the other Loan Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Loan Parties hereby acknowledge and agree that nothing contained herein shall be deemed to entitle the Loan Parties to receive any future consent to a departure from, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances.
(b)    This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.
(c)    This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)    This Amendment constitutes a “Loan Document” as such term is defined in the Credit Agreement.
(e)    The Loan Parties agree to pay all reasonable and documented out-of-pocket expenses, incurred by the Lender in connection with the negotiation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.
BORROWER
INTRALINKS, INC.
By: /s/ Christopher Lafond
Name: Christopher Lafond
Title: Chief Financial Officer
GUARANTORS
INTRALINKS HOLDINGS, INC.
By: /s/ Christopher Lafond
Name: Christopher Lafond
Title: Chief Financial Officer
INTRALINKS INTERNATIONAL HOLDINGS LLC
By: INTRALINKS, INC., its Sole Member
By: /s/ Christopher Lafond
Name: Christopher Lafond
Title: Chief Financial Officer
DOCTRACKR, INC.

By: /s/ Frank Brunetti
Name: Frank Brunetti
Title: President
LENDER
JPMORGAN CHASE BANK, N.A.
By:_ /s/ Thomas G. Williams
Name: Thomas G. Williams
Title: Authorized Officer